Exhibit 10.2

Execution Version

SHARE OWNERSHIP AGREEMENT

This SHARE OWNERSHIP AGREEMENT (this “Agreement”), dated as of July 2, 2024, is made and entered into by and among Braemar Hotels & Resorts Inc., a Maryland corporation (“Braemar”), Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT”), Ashford Inc., a Nevada corporation and the advisor to Braemar and AHT (“AINC”, and together with Braemar, AHT and each of AINC’s, Braemar’s and AHT’s respective Affiliates (as defined below) (including, for the avoidance of doubt, Stirling Hotels and Resorts, Inc.) and any entity advised currently or in the future by AINC, collectively, the “Company Group”), Blackwells Capital LLC, a Delaware limited liability company (“Blackwells Capital”), Blackwells Onshore I LLC, a Delaware limited liability company (“Blackwells Onshore”), Blackwells Holding Co. LLC, a Delaware limited liability company (“Blackwells Holding”), Vandewater Capital Holdings, LLC, a Delaware limited liability company (“Vandewater”), Blackwells Asset Management LLC, a Delaware limited liability company (“Blackwells Asset Management”), BW Coinvest Management I LLC, a Delaware limited liability company (“BW Coinvest”), and Jason Aintabi (collectively, with Blackwells Capital, Blackwells Onshore, Blackwells Holding, Vandewater, Blackwells Asset Management, BW Coinvest, the “Blackwells Parties” and, each of the members of the Company Group and the Blackwells Parties a “Party” to this Agreement and collectively, the “Parties”).

WHEREAS, certain of the Blackwells Parties (i) submitted a notice to Braemar on March 10, 2024 purporting to nominate four director candidates to be elected to the board of directors of Braemar and make certain other proposals (the “Nomination Notice”) at Braemar’s 2024 Annual Meeting of Stockholders and (ii) filed with the Securities and Exchange Commission (“Commission” or “SEC”) on April 3, 2024 a definitive proxy statement on Schedule 14A (the “Blackwells Braemar Proxy Statement”) to solicit proxies from stockholders of Braemar to vote in favor of the Blackwells Parties’ director nominees and such proposals;

WHEREAS, Braemar and Blackwells Capital and certain of their respective related parties are parties in a consolidated action pending in the U.S. District Court for the Northern District of Texas captioned Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC, Blackwells Onshore I, LLC, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy, and Steven J. Pully v. Braemar Hotels & Resorts Inc.; Montgomery J. Bennett; Stefani Danielle Carter; Richard J. Stockton; Kenneth H. Fearn, Jr.; Abteen Vaziri; Mary Candace Evans; Matthew D. Rinaldi; Rebeca Odino-Johnson, and Stefani Carter, Civil Action No. 3:24-CV-707-L (Consolidated with 3:24-CV-894-L) (N.D. Tex.) (the “Consolidated Litigation”); and

WHEREAS, pursuant to that certain Cooperation Agreement dated as of the date of this Agreement and entered into by and among the Parties (the “Cooperation Agreement”), (i) the Blackwell Parties have agreed to withdraw the Nomination Notice and the Blackwells Braemar Proxy Statement and (ii) the Parties have agreed to settle the Consolidated Litigation and enter into the agreements set forth in the Cooperation Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Loan and Purchase; Related Agreements.

(a)            On the date of this Agreement (the “Purchase Period Start Date”) Blackwells Capital or its Affiliate (as such term is defined in Rule 12b-2 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall execute the form of Loan Agreement (the “Loan Agreement”) set forth as Exhibit A, pursuant to which Braemar shall loan funds to Blackwells Capital or its Affiliate pursuant to the terms set forth in the Loan Agreement. The proceeds of the loans evidenced by the Loan Agreement shall be used exclusively by Blackwells Capital for the purpose set forth in Section 1(b).

(b)            During the six-month period commencing upon the Purchase Period Start Date (the “Purchase Period”) and subject to Section 1(c), Blackwells Capital or its Affiliate shall purchase a total of 3,500,000 shares of Braemar common stock during the Purchase Period (collectively, the “Purchased Shares”); provided that (i) Blackwells Capital or its Affiliate shall have no obligation to make such purchases if Braemar has not extended funds to Blackwells Capital or its Affiliates as required pursuant to the terms of the Loan Agreement, (ii) Blackwells Capital and its Affiliates shall not purchase shares of Braemar common stock at a purchase price in excess of $10.00 per share, (iii) with respect to any trading day during the Purchase Period, Blackwells Capital and its Affiliates shall not purchase a number of shares of Braemar stock in excess of 25% of the average daily trading volume reported for the Braemar common stock during the four calendar weeks preceding the week in which such purchase is to be effected (“ADTV Limit”) (provided that once each week, in lieu of purchasing under the ADTV Limit for any trading day and otherwise within the limitations set for in subsection (b)(4) of Rule 10b-18 promulgated by the Commission under the Exchange Act (“Rule 10b-18”), Blackwells Capital or its Affiliate shall be entitled to effectuate one Block (as such term is defined in clause (a)(5) of Rule 10b-18) purchase) and (iv) the obligation to purchase the Purchased Shares shall terminate upon the consummation of a Company Sale. For the avoidance of doubt, Blackwells Capital or its Affiliate shall not be obligated to purchase during the Purchase Period an aggregate number of shares of Braemar common stock in excess of the sum of (A) 25% of the aggregate number of shares of Braemar common stock traded during the Purchase Period and (B) any shares of Braemar common stock purchased pursuant to Block purchases permitted pursuant to the proviso to Section 1(b)(iii). Blackwells Capital or its Affiliate shall provide to Braemar, on a monthly basis during the Purchase Period, reasonable evidence of its compliance with this Section 1(b). For purposes of this Agreement, “Company Sale” means any merger, reorganization, business combination or consolidation of Braemar with or into another company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of Braemar outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the surviving company of such merger, reorganization, business combination or consolidation.

(c)            The Loan Agreement shall be unsecured and non-recourse to Blackwells Capital and its Affiliate; however, each Guarantor (as such term is defined in the Loan Agreement) shall absolutely, irrevocably and unconditionally guarantee payment of the Obligations (as such term is defined in the Loan Agreement) in full when due, as further set forth in the Loan Agreement and subject to the limitations set forth therein.

(d)            Concurrently upon execution of this Agreement, Braemar shall reimburse Blackwells Capital or its designated Affiliate, in the amount previously agreed by the Parties and in accordance with wire instructions provided to Braemar prior to the date hereof by Blackwells Capital or its designated Affiliate, for the Blackwells Parties’ reasonable due diligence expenses incurred on or prior to the date of this Agreement.

2.             Representations and Warranties of Members of the Company Group. Each member of the Company Group represents and warrants to the Blackwells Parties that (a) such member of the Company Group has the corporate power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by such member of the Company Group, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of such member of the Company Group, and is enforceable against such member of the Company Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by such member of the Company Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such member of the Company Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement, contract, commitment, understanding or arrangement to which such member of the Company Group is a party or by which it is bound.

3.             Representations and Warranties of the Blackwells Parties. Each of the Blackwells Parties represents and warrants to the members of the Company Group that: (a) the authorized signatory of such party set forth under such Blackwells Party’s name on the signature pages hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Blackwells Party thereto, (b) this Agreement has been duly authorized, executed and delivered by such Blackwells Party, and assuming due execution by each counterparty hereto, is a valid and binding obligation of such Blackwells Party, enforceable against such Blackwells Party in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Blackwells Party as currently in effect, (d) the execution, delivery and performance of this Agreement by such Blackwells Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Blackwells Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Blackwells Party is a party or by which it is bound, (e) as of the date of this Agreement, the Blackwells Parties (i) are deemed to Beneficially Own 1,208,776 shares of common stock (including 250,000 shares of common stock underlying options exercisable by the Blackwells Parties on October 18, 2024), (ii) do not currently Beneficially Own any shares of Series E redeemable preferred stock, and (iii) do not currently Beneficially Own any shares of Series M redeemable preferred stock of Braemar, (f) as of the date of this Agreement, the Blackwells Parties are deemed to Beneficially Own 1,000 shares of common stock of AHT and (g) as of the date hereof, and except as set forth in clauses (e) and (f) above, such Blackwells Parties do not currently Beneficially Own or have, and do not currently have any right to acquire, any interest in any securities or assets of any member of the Company Group (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of a member of the Company Group, including, without limitation, any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of common stock or any other securities of any member of the Company Group, whether or not any of the foregoing in this subclause (g) would give rise to Beneficial Ownership, and whether or not to be settled by delivery of shares of common stock or any other class or series of the securities of any member of the Company Group, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement). As used in this Section 3: (i) the term “Beneficial Owner” shall have the same meaning as set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act, except that a Person will also be deemed to beneficially own (A) all Securities of any member of the Company Group which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (B) all Securities of any member of the Company Group in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Securities of any member of the Company Group (and the terms “Beneficial Ownership” and “Beneficially Own” shall have a correlative meaning); and (ii) the term “Securities of any member of the Company Group” shall mean any securities of any member of the Company Group, including but not limited to the common stock, preferred stock, or any securities convertible or exchangeable into or exercisable for any such securities or any derivatives thereof.

4.             Specific Performance. Each of the Blackwells Parties and the members of the Company Group acknowledge and agree that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Blackwells Parties, on the one hand, and the members of the Company Group, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and each Party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 4 is not the exclusive remedy for any violation of this Agreement.

5.             Notice. All notices, consents, determinations, waivers or other communications required or permitted to be given or made under the terms of this Agreement must be in writing and will be deemed to have been duly delivered or made: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be (or such other address or facsimile for a party hereto as shall be specified in a notice given in accordance with this Section 5):

If to a member of the Company Group, to:

Braemar Hotels & Resorts Inc.
14185 Dallas Parkway Suite 1200
Dallas, Texas 75254

Attention:	Alex Rose
Facsimile No.:	(972) 392-1929
Email:	arose@ashfordinc.com

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281

Attention:	Richard M. Brand

Gregory P. Patti, Jr.

Facsimile No.:	(212) 504-6666
Email:	richard.brand@cwt.com

greg.patti@cwt.com

If to any of the Blackwells Parties, to:

c/o Blackwells Capital LLC
400 Park Avenue, 4th Floor
New York, NY 10022

Attention:	Jason Aintabi
Facsimile No.:	(212) 790-6097
Email:	jaintabi@blackwellscap.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036

Attention:	Lawrence S. Elbaum
Facsimile No.:	(917) 849-5379
Email:	lelbaum@velaw.com
Attention:	C. Patrick Gadson
Facsimile No.:	(917) 849-5386
Email:	pgadson@velaw.com

6.             Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the State of Texas without giving effect to the choice of law or conflict of law principles thereof that would result in the application of the laws of another jurisdiction.

7.             Jurisdiction. Each of the Parties irrevocably agrees that any suit, claim, action or proceeding relating to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment relating to this Agreement and the rights and obligations arising hereunder brought by the other Parties hereto or their respective successors or permitted assigns, shall be brought and determined exclusively in the federal courts of the United States located in the Northern District of Texas or, if such court does not have jurisdiction, the Courts of the State of Texas, or any other court of competent jurisdiction located in the State of Texas. Each of the Parties hereby irrevocably submits with regard to any such suit, claim, action or proceeding for themselves and in respect of their property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that they will not bring any suit, claim, action or proceeding relating to this Agreement in any court other than the aforesaid courts. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Texas for the purpose of any suit, claim, action or proceeding, directly or indirectly, relating to this Agreement brought by any Party hereto, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 5, (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such suit, claim, action or proceeding, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such suit, claim, action or proceeding is not subject to the subject matter jurisdiction of at least one of the aforesaid courts, (ii) its property is exempt or immune from attachment or execution in the State of Texas, (iii) such suit, claim, action or proceeding in such aforesaid courts is brought in an inconvenient forum, (iv) the venue of such suit, claim, action or proceeding is improper, or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the aforesaid courts; and (d) agrees not to move to transfer any such suit, claim, action or proceeding to a court other than any of the aforesaid courts.

8.             Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.             Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties hereto with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth herein.

10.           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.           Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.           Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

13.           Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to a “day” or “days” (other than references to “business days”) are to calendar days. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a person are also to its successors and permitted assigns. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified, supplemented or replaced. All references in this Agreement to “$,” USD or Dollars shall refer to United States dollars, unless otherwise specified.

14.           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

15.           Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by each of the Parties hereto.

16.           Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall be responsible for its own fees, costs and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the obligations contemplated hereby, including any attorneys’ fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing.

17.           Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable by the Parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the Parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the Parties.

18.           No Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party hereto to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon.

19.           Counterparts. This Agreement and any amendments hereto may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first written above by its duly authorized representative(s).

Braemar Hotels & Resorts Inc.

By:	/s/ Richard J. Stockton
Name: Richard J. Stockton
Title: Chief Executive Officer and President

Ashford Hospitality Trust, Inc.

By:	/s/ Alex Rose
Name: Alex Rose
Title: Executive Vice President, General Counsel and Secretary

Ashford Inc.

By:	/s/ Alex Rose
Name: Alex Rose
Title: Executive Vice President, General Counsel and Secretary

[Signature page to Share Ownership Agreement]

Blackwells Capital LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: Chief Investment Officer

Blackwells Onshore I LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: President and Secretary

Blackwells Holding Co. LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: Chief Executive Officer, President and Secretary

Vandewater Capital Holdings, LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: President and Secretary

Blackwells Asset Management LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: Chief Executive Officer, President and Secretary

[Signature page to Share Ownership Agreement]

BW Coinvest Management I LLC

By:	/s/ Jason Aintabi
Name: Jason Aintabi
Title: President and Secretary

Jason Aintabi

/s/ Jason Aintabi

[Signature page to Share Ownership Agreement]

Exhibit A

A-1